EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Closure Medical Corporation of our report dated January 29, 1998, appearing on page F-2 of the Closure Medical Corporation Annual
Report on Form 10-K for the year ended December 31, 1997.

PRICEWATERHOUSECOOPERS LLP
Raleigh, North Carolina
February 12, 1999